UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 11, 2025
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QUALYS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-35662	77-0534145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
919 E. Hillsdale Boulevard, 4th Floor
Foster City, California 94404
(Address of principal executive offices, including zip code)
(650) 801-6100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	QLYS	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As further described in Item 5.07 of this Current Report below, at the Qualys, Inc. (the “Company”) 2025 annual meeting of stockholders (the “Annual Meeting”) held on June 11, 2025, the Company’s stockholders approved an amendment of the Company’s Amended and Restated Certificate of Incorporation to permit the exculpation of certain officers of the Company (the “Charter Amendment”), as described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 23, 2025 (the “Proxy Statement”). The Charter Amendment became effective upon the filing of a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on June 11, 2025 (the “Certificate of Amendment”).
The foregoing description is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.
Item 5.07           Submission of Matters to a Vote of Security Holders.
The information set forth in Item 5.03 above is incorporated by reference herein. On June 11, 2025, the Company held the Annual Meeting. Present at the Annual Meeting in person or by proxy were holders of 33,336,177 shares of the Company’s common stock, or approximately 91.70% of the shares outstanding and entitled to vote at the Annual Meeting. The voting results for each of the proposals considered at the Annual Meeting are provided below.

Proposal One – Election of Directors
The stockholders elected each of the following nominees as Class I directors to serve on the Company’s board of directors (the “Board”) until the Company’s 2028 annual meeting of stockholders or until their respective successors are duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Thomas P. Berquist	28,897,990	883,603	3,554,584
Kristi M. Rogers	26,826,665	2,954,928	3,554,584

The Board is comprised of six members who are divided into three classes with overlapping three-year terms. The term of the Company’s Class II directors, Wendy M. Pfeiffer, and John A. Zangardi, will expire at the Company’s 2026 annual meeting of stockholders. The term of the Company’s Class III directors, Jeffrey P. Hank, and Sumedh S. Thakar, will expire at the Company’s 2027 annual meeting of stockholders.

Proposal Two – Ratification of the Appointment of Independent Registered Public Accounting Firm
The stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025.

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,326,730	1,992,524	16,923	-

Proposal Three – Advisory Approval of Executive Compensation
The stockholders cast their votes with respect to the advisory vote to approve the compensation of the Company’s named executive officers as described in the Proxy Statement, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,571,613	2,167,050	42,930	3,554,584

Proposal Four – Approval of an amendment to our Amended and Restated Certificate of Incorporation to permit the exculpation of certain officers

The shareholders approved the amendment to the Company's Amended and Restated Certificate of Incorporation to permit the exculpation of certain officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,290,857	3,449,327	41,409	3,554,584
Item 9.01           Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Qualys, Inc., dated June 11, 2025

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALYS, INC.

By:	/s/ JOO MI KIM
Name: Joo Mi Kim Title: Chief Financial Officer
Date: June 16, 2025